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                                                                EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-88716, Form S-8 No. 333-06003 and Form S-3 No. 333-02846) of
our report dated January 29, 1997, except for paragraph 8 of Note 6, for which the date is March 7, 1997, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in the Annual Report Form 10-K for the year ended December 31, 1996.

                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                    Ernst & Young LLP


Chicago, Illinois
March 24, 1997